UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2022

RUBICON TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33834	36-4419301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 East Green Street Bensenville, Illinois	60106
(Address of principal executive offices)	(Zip Code)

(847) 295-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $.001 per share	RBCN	The Nasdaq Stock Market LLC
Preferred Share Purchase Right

Item 7.01 Regulation FD Disclosure.

On August 12, 2022, the Company issued a press release announcing the record date for its cash distribution of $11.00 per share of common stock. A copy of the press release is attached hereto as Exhibit 99.1.

The above information (including Exhibit 99.1) is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed or furnished as part of this report:

Exhibit No.	Description
99.1**	Press release dated August 12, 2022.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBICON TECHNOLOGY, INC.

Dated: August 12, 2022	By:	/s/ Timothy E. Brog
	Name:	Timothy E. Brog
	Title:	Chief Executive Officer, President and Acting Chief Financial Officer

EXHIBIT INDEX

No.	Description
99.1**	Press release dated August 12, 2022.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

**	Furnished herewith.

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